Microsoft Word 11.0.0000;http://schemas.microsoft.com/office/word/2003/ wordml013fSUB ITEM 77C


The shareholders of the MFS Government Securities Fund (the "Fund"), a series of XIII, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

-------------------------- ----------------------- ----------------------- -----
              Number of Dollars       % of Outstanding        % of Dollars Voted
                                          Dollars
-------------------------- ----------------------- ----------------------- -----
-------------------------- ----------------------- ----------------------- -----
Affirmative       $1,710,968.22                 59.650%             96.158%
-------------------------- ----------------------- ----------------------- -----
-------------------------- ----------------------- ----------------------- -----
Against                 $0.00                  0.000%              0.000%
-------------------------- ----------------------- ----------------------- -----
-------------------------- ----------------------- ----------------------- -----
Abstain              $68,357.07                  2.383%              3.842%
-------------------------- ----------------------- ----------------------- -----
-------------------------- ----------------------- ----------------------- -----
TOTAL              $1,779,325.29                 62.033%            100.000%
-------------------------- ----------------------- ----------------------- -----